NEW BEDFORD FIVE CENTS SAVINGS BANK

                     EXECUTIVE SALARY CONTINUATION AGREEMENT

     THIS AGREEMENT, made and entered into this __ day of ________, 19__ by and between New Bedford Five Cent Savings Bank, of New Bedford, Massachusetts (hereinafter called "Corporation) and _______________ of ____________, _____________ (hereinafter called the "Executive").

                                   WITNESSETH:

     WHEREAS, the Executive has been in the employ of the Corporation, and is now serving the Corporation as its _________________________ and,

     WHEREAS, because of Executive's experience, knowledge of affairs of the Corporation, and reputation and contacts in the industry, the Corporation deems the Executive's continued employment with the Corporation important for its future growth; and,

     WHEREAS, it is the desire of the Corporation and in its best interest that the Executive's service be retained; and,

     WHEREAS, in order to induce the Executive to continue in the employ of the Corporation and in recognition of his past service, the Corporation has entered into this Agreement to provide him or his beneficiaries certain benefits in accordance with terms and conditions hereinafter set forth:

     NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:

                                   ARTICLE ONE

     1.01 Employment. The Corporation may employ the Executive in such capacity as the Corporation may from time to time determine. Notwithstanding anything herein contained, this Agreement is not an agreement of employment. Nothing herein shall restrict the right of the Executive to enter into an agreement with the Corporation concerning other terms and conditions of his employment.

     The benefits provided by this Agreement are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payment or bonus in lieu of these salary continuation benefits.

                                   ARTICLE TWO

     2.01 Normal Retirement Benefits. If the Executive shall continue in the employment of the Corporation until he attains the age of sixty-five (65), he shall be entitled to a Benefit commencing on the first day of the month next following his actual retirement and continuing for fifteen (15) years, payable monthly, in an annual amount equal to twenty percent (20%) supplemental compensation above the compensation which would be paid to such executive under the life annuity benefit of the Savings Bank Employees Retirement Association Plan.

     2.02 Early Retirement Benefits. If the Executive shall continue in the employment of the Corporation until he attains the age of fifty-five (55), he shall be entitled to a benefit commencing on the first day of the month next following his actual retirement and continuing for fifteen (15) years in an amount equal to twenty percent (20%) above the compensation payable to such executive under the life annuity benefit of the Savings Bank Employees Retirement Association Plan.

     2.03 Optional Forms of Payment. In lieu of the payments provided in Sections 2.01 and 2.02, the Executive may elect an optional form of payment which shall be the actuarial equivalent of the said payments and which shall be any optional form which is provided the Executive under the terms of the Savings Banks Employee Retirement Plan, or its successor.

                                  ARTICLE THREE

     3.01 Death of Executive. Upon the death of the Executive while in the employ of the Bank, the Corporation will pay to the Executive's beneficiary or beneficiaries an annual amount equal to twenty percent (20%) of the Executive's salary at the date of death for a period of fifteen (15) years. The Executive shall provide a written designation of beneficiary, including contingent beneficiaries, if any, to the Corporation. If no beneficiary is designated or if no beneficiary is alive when any payment is due, then such payment shall be made to the Executive's estate. Upon request, the Corporation in its sole discretion may pay the benefits pursuant to this paragraph in any equivalent form.

                                  ARTICLE FOUR

     4.01 Termination of Employment. If the Executive's employment with the Corporation terminates for other than as provided in Section 4.02 prior to age fifty-five (55) for any reason other than death or disability, he shall forfeit all rights to a benefit under this Agreement; provided, however, the Executive shall be entitled to receive a benefit, commencing upon the attainment of age sixty-five (65) equal to five percent (5%) of the benefit he would have received under Paragraph 2.01 had he continued in employment for each year of service after attaining the age of thirty-five (35).

     4.02 Termination for Cause. All benefits not yet paid under this Agreement shall be forfeited by the Executive if his employment is terminated for any reason that is deemed to be cause under the rules, regulations or decisions of the National Labor Relations Board.

                                  ARTICLE FIVE

         5.01 Other Employment. As consideration for the benefits provided to the Executive in the Agreement, the Executive agrees that he shall not at any time during which he or any beneficiary of his is entitled to or receiving any payment under this Agreement enter into the employ, as an employee or independent contractor, of any other banking corporation or competing organization in a capacity in which he competes with the Corporation within twenty-five (25) miles of any office of the Corporation in Massachusetts. If he enters into such employment, benefits hereunder of any kind shall be suspended until such employment is terminated.

                                   ARTICLE SIX

     6.01 Alienability. Neither the Executive nor his widow, shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance, owed by the Executive or his beneficiary or any of them, or be transferable by operation of law in the event of bankruptcy, or otherwise.

                                  ARTICLE SEVEN

     7.01 Participation in Other Plans. Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privileges of the Executive to participate in and be covered by any pension, profit-sharing, group insurance, bonus or similar employee plans which the Corporation may now or hereafter have.

                                  ARTICLE EIGHT

         8.01 Funding. The Corporation reserves the absolute right at its sole and exclusive discretion to insure or otherwise provide for the obligations of the Corporation undertaken by this Agreement or to refrain from same, and to determine the extent, nature, and method thereof. Should the Corporation elect to insure this Agreement, in whole or in part, through the medium of life insurance or annuities, or both, the Corporation shall be the owner and beneficiary of the policy. At no time shall the Executive be deemed to have any right, title, or interest in or to any specified asset or assets of the Corporation, including, but not by way of restriction, any insurance or annuity contract or contracts or the proceeds therefrom.

     Any such policy, contract or asset shall not in any way be considered to be security for the performance of the obligations of this Agreement.

     If the Corporation purchases a life insurance or annuity policy on the life of the Executive, he agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests which may be necessary, and generally cooperate with the Corporation in securing such policy.

                                  ARTICLE NINE

         9.01 Reorganization. The Corporation shall not merge or consolidate into or with another corporation, or reorganize, or sell substantially all of its assets to another corporation, firm, or person unless and until such succeeding or continuing corporation, firm, or person agrees to assume and discharge the obligations of the Corporation under this Agreement. Upon the occurrence of such event, the term

"Corporation" as used in this Agreement shall be deemed to refer to such successor or survivor corporation.

                                   ARTICLE TEN

     10.01 Corporation. As used in this Agreement, Corporation shall mean New Bedford Five Cents Savings Bank and any affiliated entity, successor organization, parent, subsidiary or holding company.

                                 ARTICLE ELEVEN

     11.01 Communications. Any notice or communication required of either party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by first class mail, as the case may be;

                                            To the Corporation:

                                            New Bedford Five Cents Savings Bank
                                            791 Purchase Street
                                            New Bedford, MA 02741


                                            To the Executive:


     Each party shall have the right by written notice to change the place to which any notice may be addressed.

                                 ARTICLE TWELVE

         12.01 Claims Procedure. In the event that benefits under this Agreement are not paid to the Executive (or his beneficiary in the case of the Executive's death), and such person feels entitled to receive them, a claim shall be made in writing to the Corporation within sixty (60) days after written notice from the Corporation to the Executive or his beneficiary or personal representative that payments are not being made or are not to be made under this Agreement. Such claim shall be reviewed by the Corporation. If the claim is approved or denied, in full or in part, the Corporation shall provide a written notice of approval or denial within sixty (60) days setting forth the specific reason for denial, specific reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired.

     If a claim is denied and a review is desired, the Executive (or beneficiary in the case of the Executive's death), shall notify the Corporation in writing within twenty (20) days (and a claim shall be deemed denied if the Corporation does not take any action within the aforesaid sixty (60) day period). In requesting a review, the Executive or his beneficiary may review this Agreement or any documents relating to it and submit any written issues and comments he or she may feel appropriate. In its sole discretion the Corporation shall then review the claim and provide a written decision within sixty (60) days. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement on which the decision is based.

     Any decision of the Corporation shall not be binding on the Executive, his personal representative, or any beneficiary without consent, nor shall it preclude further action by the Executive, his personal representative or any beneficiary.

                                ARTICLE THIRTEEN

     13.01 Entire Agreement. This instrument may be altered or amended only by a written agreement signed by the parties hereto.

     13.02 Jurisdiction. The terms and conditions of this Agreement are subject to the laws of The Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its duly authorized officer and its Corporate seal affixed, duly attested by its Secretary, and the Executive has hereunto set his hand and seal at New Bedford, Massachusetts the day and year first above written.

                                            New Bedford Five Cents Savings Bank


_______________________                     By________________________________
Witness


_______________________                       ________________________________
Witness

             FIRST AMENDMENT TO NEW BEDFORD FIVE CENTS SAVINGS BANK

                     EXECUTIVE SALARY CONTINUATION AGREEMENT

         WHEREAS, New Bedford Five Cents Savings Bank, a Massachusetts Mutual Savings Bank (hereinafter called "Corporation") has entered into an Executive Salary Continuation Agreement on the ____ day of ________, 19__, with _______________, ___________________ of __________________, ____________,
_____________ _____ (hereinafter called the "Executive).

     WHEREAS, BANK has now determined that it wishes to Amend said Agreement by changing the formula providing for payments thereunder, which change the Executive also desires to put into effect.

     NOW, THEREFORE, pursuant to ARTICLE THIRTEEN, Section 13.01 of said Agreement in consideration of mutual covenants and agreements herein contained and the continued employment of Executive by Corporation, it is agreed as follows:

     1. ARTICLE TWO is hereby amended by deleting ARTICLE TWO, Sections 2.01,
2.02 and 2.03 as the same now appear in said Agreement and substituting therefore the following new and effective ARTICLE TWO, Sections 2.01, 2.02 and 2.03:

                                   ARTICLE TWO

     2.01 Normal Retirement Benefits. If the Executive shall continue in the employment of the Corporation until he attains the age of sixty-five (65), he shall be entitled to a supplemental retirement benefit (hereinafter "Benefit") commencing on the first day of the month next following his actual retirement and continuing for fifteen (15) years, payable monthly, in an amount equal to Twenty Percent (20%) of the average of the three (3) highest years of compensation (average compensation) paid to such Executives in the ten (10) years of employment with the Corporation immediately preceding such Executive's retirement.

     2.02 Early Retirement Benefits. If the Executive shall continue in the employment of the Corporation until he attains the age fifty-five (55), and thereupon elects early retirement, he shall be entitled to receive a reduced benefit commencing on the first day of the month next following his actual retirement and continuing for fifteen (15) years, said benefit shall be equal to the percentage of average compensation as defined in Section 2.01 adjusted as provided below:

         RETIREMENT AGE                    PERCENTAGE OF AGE SIXTY-FIVE
         --------------                    ----------------------------
                                                   BENEFIT
                                                   -------

               64                                  .9346
               63                                  .8734
               62                                  .8163
               61                                  .7629
               60                                  .7130
               59                                  .6663
               58                                  .6227
               57                                  .5820
               56                                  .5439
               55                                  .5083


     2.03 Optional Forms of Payment. In lieu of the payments provided in Sections 2.01 and 2.02, the Executive may elect an optional form of payment which shall be the actuarial equivalent of the said payments, but not to exceed payment for more than fifteen (15) years, which may be agreed to by Corporation and Executive at the time of such election.

     2. ARTICLE TWO is further hereby amended by adding the following new and effective paragraphs:

     2.04 Postponement or Late Retirement. If the Executive elects to postpone retirement beyond age sixty-five (65), he shall be entitled to a monthly retirement benefit commencing on the first day of the month next following his actual retirement and continuing for fifteen (15) years in an amount equal to average compensation as defined in Section 2.01.

     2.05 Compensation. As used herein the term compensation shall mean salary, bonuses, commissions or any other form of incentive payments paid by Corporation to the Executive during the calendar year. Said term shall not include any deferred compensation, deferred accruals or non-cash compensation paid to or on such Executive's behalf.

     3. ARTICLE THREE is hereby amended by deleting ARTICLE THREE, Section 3.01 as the same now appears in said Agreement and substituting therefore the following new and effective ARTICLE THREE, Sections 3.01 and 3.02.

     3.01 Death of Executive. Upon the death of the Executive while in the employ of the Bank, the Corporation will pay to the Executive's beneficiary or beneficiaries an annual amount equal to twenty percent (20%) of said Executive's salary on date of death for a period of fifteen (15) years. The Executive shall provide a written designation of beneficiary, including contingent beneficiaries, if any, to the Corporation. If no beneficiary is designated or if no beneficiary is alive when any payment is due, then such payment shall be made to the Executive's estate. Upon request, the Corporation in its sole discretion may pay the benefits pursuant to this paragraph in any equivalent form. The Executive shall have the right to change such beneficiary designation while employed by the Corporation or while receiving benefits hereunder by executing and delivering to the Corporation an authorization duly executed effecting such change.

     3.02 Payments After Retirement. In the event of the death of the Executive after payments hereunder have commenced but prior to payment for the fifteen
(15) years herein provided, the remaining benefits shall be paid to the beneficiary or beneficiaries designated by such deceased Executive pursuant to this Agreement.

     All other provisions of said Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Corporation has caused this Agreement to be signed by its Chairman of the Board thereunto duly authorized by its Board of Trustees and has caused its corporate seal to be affixed, and the Executive has hereunto set his hand and seal at New Bedford, Massachusetts on this ___ day of _________, 19__.

                                             NEW BEDFORD FIVE CENTS SAVINGS BANK


_________________________________________
Witness                                      By:________________________________


_________________________________________    ___________________________________
Witness

                  SECOND AMENDMENT TO COMPASS BANK FOR SAVINGS
                 (formerly New Bedford Five Cents Savings Bank)
                     EXECUTIVE SALARY CONTINUATION AGREEMENT


     WHEREAS, Compass Bank for Savings, a Massachusetts Mutual Savings Bank, (hereinafter called "Corporation") has entered into an Executive Salary Continuation Agreement on the ____ day of ___, 19__, further amended ____________, 19__ with _____________ of ________________, ________________
_______________ (hereinafter called the "Executive").

     WHEREAS, the Bank has now determined that it wishes to amend said agreement by changing the formula providing for payments thereunder, which change the Executive also desires to put in effect.

     Now, therefor, pursuant to Article Thirteen, Section 13.01 of said agreement in consideration of mutual covenants and agreements herein contained and the continued employment of Executive by the Corporation, it is agreed as follows:

         12. Article Two is hereby amended by deleting Article Two, Sections 2.01, 2.02, 2.03, 2.04 and 2.05 as the same now appear in said agreement and substituting therefore the following new and effective Article Two, Sections 2.01, 2.02, 2.03, 2.04 and 2.05.

                  2.01 Normal Retirement Benefits. If the Executive shall continue in the employment of the Corporation until he attains at least the age of sixty-five (65), he shall be entitled to an annual supplemental retirement benefit (hereinafter called the "Benefit") commencing on the first day of the month next following his actual retirement and continuing for fifteen (15) years, in an amount equal to twenty-five (25%) of the average of three (3) highest years of Compensation (average compensation) paid to such Executive in the ten (10) years of employment with the Corporation immediately preceding such Executive's retirement from the Corporation.

                  2.02 Early Retirement Benefits. If the Executive shall continue in the employment of the Corporation until at least age fifty-five (55), but not age sixty-five
                           (65), he shall be entitled to receive a Benefit commencing on the first day of the month next following his attainment of age 65 and continuing for fifteen (15) years equal to twenty-five percent (25%) of the average of the three (3) highest years of Compensation paid to such Executive during the ten
                           (10) years of employment with the Corporation immediately preceding such Executive's retirement from the Corporation. If the Benefit commences prior to age sixty-five said Benefit shall be equal to a reduced amount determined as provided below (with appropriate interpolation between ages):

                                                              Percentage of Age
         Retirement Age                                       Sixty-five Benefit
         --------------                                       ------------------

               64                                                  .9346
               63                                                  .8734
               62                                                  .8163
               61                                                  .7629
               60                                                  .7130
               59                                                  .6663
               58                                                  .6227
               57                                                  .5820
               56                                                  .5439
               55                                                  .5083

                  2.03 Alternative Forms of Payment. In lieu of the payment provided in Sections 2.01, and 2.02, Executive shall also be entitled to elect an actuarial equivalent single lump sum. Any election by an Executive under this section to receive a single lump sum shall be effective only if it is made in writing and submitted to the Corporation no later than one year preceding the Executive's retirement from the Corporation. The interest rate and other factors used to determine the single lump sum shall be determined at the sole discretion of the Corporation.

                  2.04 Compensation. As used herein, the term "Compensation" shall mean salary, bonuses, commissions or any other form of incentive payments paid by the Corporation to the Executive during the calendar year. Said term shall not include any deferred compensation, deferred accruals or non-cash compensation paid to or on such Executive's behalf.

                  2.05 Installment Payments. The amount of benefits determined under Sections 2.01 and 2.02 shall be payable to the Executive annually or as equal quarterly or monthly installments, as elected by the Executive thirty (30) days prior to his retirement date.

         13.      Article Three is hereby amended by deleting Article Three,
                  Section 3.01 and 3.02 as the same now appears in said agreement and substituting therefor the following new and effective Article Three, Sections 3.01 and 3.02.

                  3.01 Death of Executive. Upon the death of the Executive while in the employ of the Corporation, the Corporation will pay to the Executive's beneficiary or beneficiaries an annual amount equal to twenty-five percent (25%) of the annual salary being paid to such Executive immediately preceding such Executive's death for a period of fifteen (15) years. The Executive shall provide a written designation of beneficiary, including contingent beneficiaries, if any, to the Corporation. If no beneficiary is designated or if no beneficiary is alive when any payment is due, then such payment shall be made to the Executive's estate. The Corporation, in its sole discretion, may pay the Benefits pursuant to this Section in any equivalent form. The Executive shall have the right to change such beneficiary designation while employed by the Corporation or while receiving Benefits hereunder by executing and delivering to the Corporation an authorization duly executed effecting such change.

                  3.02 Payments after retirement. In the event of the death of the Executive after payments have commenced but prior to payment in full hereunder, the remaining benefits, if any, shall be paid to the beneficiary or beneficiaries designated by such deceased Executive pursuant to this agreement.


         14.      Article Five is hereby amended by deleting Article Five,
                  Section 5.01 as the same now appears in said agreement and substituting therefor the following new and effective Article Five, Section 5.01.


                  5.01 Other Employment. As consideration for the Benefits provided to the Executive in the Agreement, the Executive agrees that he shall not at any time during which he is entitled to or receiving any payment under this Agreement enter into the employ, as an employee or independent contractor, of any other banking corporation or competing organization in a capacity in which he competes with the Corporation within twenty-five (25) miles of any office of the Corporation in Massachusetts. If he enters into such employment, Benefits hereunder of any kind shall be permanently forfeited. In the event that such employee has received a lump sum payment hereunder, Corporation has the right to obtain a permanent injunction against Executive employed by a competing organization and shall also be entitled to receive money damages equivalent to the amount which would be forfeited under this agreement had a fifteen (1 5) year payout of benefits been in effect.


         15.      Article Eight is hereby amended by deleting Article Eight,
                  Section 8.01 as the same now appears in said agreement and substituting therefor the following new and effective Article Eight, Section 8.01.

                  8.01 Funding. The Corporation reserves the absolute right at its sole and exclusive discretion to insure or otherwise provide for the obligations of the Corporation undertaken by this Agreement or to refrain from same, and to determine the extent, nature, and method thereof. Should the Corporation elect to insure this Agreement, in whole or in part, through the medium of life insurance or annuities, or both, the Corporation shall be the owner and beneficiary of the policy. Notwithstanding the foregoing, in order to pay Benefits under this Agreement as they become payable, the Corporation may establish a Grantor Trust (within the meaning of Section 671 of the Internal Revenue Code of 1986) and periodically transfer assets to such trust. At no time shall the Executive be deemed to have any right, title, or interest in or to any specified asset or assets of the Corporation, including but not by way of restriction, any insurance or annuity contract or contracts or the proceeds therefrom or any trust established hereunder.

                           Any such policy, contract or asset shall not in any way be considered to be security for the performance of the obligations of this Agreement. If the Corporation purchases a life insurance or annuity policy on the life of the

                           Executive, he agrees to sign any papers that may be required for that purpose and to undergo any medical examinations or tests which may be necessary, and generally cooperate with the Corporation in securing such policy.


                  All other provisions of said agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its Vice Chairman of the Board of Investment thereunto duly authorized by its Board of Investment and has caused its Corporate seal to be affixed and the Executive has hereunto set his hand and seal at New Bedford, Massachusetts on this _____ day of ____________________, 19__.


                                                        COMPASS BANK FOR SAVINGS

                                                        By:_____________________
_____________________________
Witness

                                                        Title:__________________



                                                        Executive

                                                        By:_____________________
_____________________________
Witness

                                                        Title:__________________


(CORPORATE SEAL)